    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1996
                                                  REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             RAINFOREST CAFE, INC.
             (Exact name of registrant as specified in its charter)

                                   MINNESOTA
                 (State or other jurisdiction of incorporation)

                                   41-1779527
                       (IRS Employer Identification No.)

                             720 SOUTH FIFTH STREET
                           HOPKINS, MINNESOTA  55343
                    (Address of principal executive offices)

                        DIRECTOR STOCK OPTION AGREEMENTS
                              (Full title of Plan)

                                MARTIN J. O'DOWD
                             RAINFOREST CAFE, INC.
                             720 SOUTH FIFTH STREET
                           HOPKINS, MINNESOTA  55343
                                 (612) 945-5400
           (Name, address and telephone number of agent for service)

                                   Copies to:

                             DOUGLAS T. HOLOD, ESQ.
                         MASLON EDELMAN BORMAN & BRAND,
                  A PROFESSIONAL LIMITED LIABILITY PARTNERSHIP
                              3300 NORWEST CENTER
                          MINNEAPOLIS, MN  55402-4140
                                 (612) 672-8200

                        CALCULATION OF REGISTRATION FEE


TITLE OF                           PROPOSED MAXIMUM  PROPOSED MAXIMUM
OF SECURITIES TO BE  AMOUNT TO BE  OFFERING PRICE    AGGREGATE           AMOUNT OF
REGISTERED           REGISTERED    PER SHARE (1)     OFFERING PRICE (1)  REGISTRATION FEE
-------------------  ------------  ----------------  ------------------  ----------------
Common Stock (no      137,500         $33.375          $4,589,062.50        $1,390.63
par value per share)  shares

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock on the NASDAQ National Market System on November 1, 1996.




                            Exhibit Index at Page 8

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents filed by the registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     (a) The contents of the Registration Statement on Form S-1 No. 333-10891, filed on August 27, 1996, as amended.

     (b) The contents of the Registrant's Form 10-K for the fiscal year ended December 31, 1995.

     (c) The contents of the Registrant's Form 10-Q for the first quarter ended March 31, 1996 and the second quarter ended June 30, 1996.

     (d) The description of Common Stock included under the caption "Securities to be Registered" in its Registration Statement on Form 8-A, dated December 7, 1995, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock being registered will be passed upon for the Company by Maslon Edelman Borman & Brand, a Professional Limited Liability Partnership ("Maslon"), Minneapolis, Minnesota. Neil I. Sell, a partner of Maslon, is deemed to be the beneficial owner of 500,000 shares of Common Stock as sole trustee of irrevocable trusts for the benefit of Lyle Berman's children. Mr. Sell has disclaimed beneficial ownership of all shares beneficially owned as trustee.

Item 8. Exhibits.

        4A. Articles of Incorporation of the registrant (incorporated herein by reference to the registrant's Registration Statement on Form SB-2 (Registration No. 33-89256C))
        4B. Bylaws of the Company (incorporated herein by reference to the Company's Registration Statement on Form SB-2 (Registration No. 33-89256C)).
        5.    Opinion of Maslon Edelman Borman & Brand, P.L.L.P.
        23.1  Consent of Lund Koehler Cox & Company, PLLP
        23.2  Consent of Arthur Andersen LLP
        23.3  Consent of Maslon Edelman Borman & Brand, P.L.L.P. (contained in
              Exhibit 5).
        24.   Power of Attorney (included on Page 6).





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


Item 6.Undertakings.

     The undersigned registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on November 1, 1996.

                                      RAINFOREST CAFE, INC.
                                       Registrant

                                      By /S/ Martin J. O'Dowd
                                         ---------------------------
                                             Martin J. O'Dowd
                                             President (Chief Operating Officer)

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Rainforest Cafe, Inc., hereby severally constitute Martin J. O'Dowd, our true and lawful attorney with full power to him, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Rainforest Cafe, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.




NAME                       TITLE                                    DATE
-------------------------  -------------------------------------  ----------------
   /s/ Lyle Berman         Chairman of the Board, Chief           November 1, 1996
-------------------------  Executive Officer and Director
Lyle Berman

  /s/ Martin J. O'Dowd     President (Principal                   November 1, 1996
-------------------------  Executive Officer)and
Martin J. O'Dowd           Director

  /s/ Steven W. Schussler  Executive Vice President and Director  November 1, 1996
-------------------------
Steven W. Schussler


  /s/ Ercu Ucan            Executive Vice President and Director  November 1, 1996
-------------------------
Ercu Ucan





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


  /s/ David L. Rogers             Director                               November 1, 1996
-------------------------
David L. Rogers


  /s/ Joel N. Waller              Director                               November 1, 1996
-------------------------
Joel N. Waller


  /s/ David W. Anderson           Director                               November 1, 1996
-------------------------
David W. Anderson


  /s/ Kenneth W. Brimmer          Director                               November 1, 1996
-------------------------
Kenneth W. Brimmer


  /s/ Mark S. Robinow             Chief Financial Officer                November 1, 1996
-------------------------         (Principal Financial Officer)
Mark S. Robinow





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


                                    EXHIBITS





Exhibit Number           Description of Exhibit                                                              Page No.
--------------         --------------------------                                                            --------
5.                     Opinion of Maslon Edelman Borman & Brand, P.L.L.P.                                       9
23.1                   Consent of Lund Koehler Cox & Company, PLLP                                              10
23.2                   Consent of Arthur Andersen LLP                                                           11
23.3                   Consent of Maslon Edelman Borman & Brand, P.L.L.P. (contained in Exhibit 5).             9
24.                    Power of Attorney (included on Signature page).                                          6








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